                                                                      EXHIBIT 21


                 SIGNIFICANT SUBSIDIARIES OF SOUTHDOWN, INC.
                           AS OF DECEMBER 31, 1997





                                                                       State of
           Subsidiary *                                              Organization
           ------------                                              ------------
KOSMOS CEMENT COMPANY (A PARTNERSHIP)  ............................    KENTUCKY



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* KOSMOS CEMENT COMPANY CONDUCTS BUSINESS UNDER ITS NAME.